                                                                   EXHIBIT 23.15

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) for the registration of 1,818,182 shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated April 8, 1997 (except for Note 11, as to which the date is July 31, 1997) with respect to the Consolidated Financial Statements of ClubHouse Hotels, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996; (b) dated April 25, 1997 (except for Note 8, as to which the date is July 31, 1997) with respect to the Combined Financial Statements of ClubHouse Acquisition Hotels as of December 31, 1996 and 1995 and for the years then ended; and (c) dated September 9, 1997 with respect to the Financial Statements of Valdosta C.I. Associates, L.P. as of December 31, 1994 and for the year then ended; all of which are included in the Current Report on Form 8-K/A of Wyndham Hotel Corporation dated September 18, 1997, all filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP

Kansas City, Missouri
April 16, 1998

                                     II-21